                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                                ESG RE LIMITED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                 ESG RE LIMITED

                                16 CHURCH STREET
                                 HAMILTON, HM 11
                                     BERMUDA



                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 7, 1999




         To the Shareholders:

         The Annual General Meeting of Shareholders of ESG Re Limited (the "Company") will be held at 11:00 a.m., Friday, May 7, 1999, at the Waterloo House, 100 Pitts Bay Road, Pembroke, HM08 Bermuda, for the following purposes:

              1. To elect two directors to serve until the 2002 Annual General Meeting of Shareholders and, in each case, to hold office until their successors are duly elected and qualified;

              2. To ratify the appointment of Deloitte & Touche, independent auditors, as the Company's auditors for the ensuing year ending with the 2000 Annual General Meeting of Shareholders and to refer the determination of auditors' remuneration to the Board of Directors; and

              3. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

         Shareholders of record at the close of business on Monday, March 22, 1999, will be entitled to receive notice of, and to vote, at the meeting.

         All shareholders are cordially invited to attend the Annual General Meeting.

                                            By order of the Board of Directors




                                            Margaret L. Webster
                                            Corporate Secretary

Hamilton, Bermuda
April 6, 1999

WE NEED YOUR PROXY VOTE IMMEDIATELY. A SHAREHOLDER MAY THINK HIS VOTE IS NOT IMPORTANT, BUT IT IS VITAL. BY LAW, THE ANNUAL GENERAL MEETING OF SHAREHOLDERS WILL HAVE TO BE ADJOURNED WITHOUT CONDUCTING ANY BUSINESS IF LESS THAN A QUORUM IS REPRESENTED. IN THAT EVENT, THE COMPANY WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM. CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLE THE COMPANY TO HOLD THE MEETING AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD IMMEDIATELY. YOU AND ALL OTHER SHAREHOLDERS WILL BENEFIT FROM YOUR COOPERATION.

                                 PROXY STATEMENT

                                 ESG RE LIMITED
                     ANNUAL GENERAL MEETING OF SHAREHOLDERS
                                   MAY 7, 1999

                               GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of ESG Re Limited (the "Company") from holders of the Company's common shares, par value $1.00 per share (the "Common Shares"). The proxies will be voted at the Annual General Meeting of Shareholders to be held at 11:00 a.m., Friday, May 7, 1999, at the Waterloo House, 100 Pitts Bay Road, Pembroke, HM08 Bermuda, and at any adjournment or adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders. The cost of solicitation of proxies is to be borne by the Company.

        The Board has fixed the close of business on Monday, March 22, 1999, as the record date (the "Record Date") for determining the shareholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, an aggregate of 13,923,799 Common Shares were issued and outstanding, each share entitling the holder thereof to one vote on each matter to be voted upon at the Annual Meeting, except that if a person (other than John C Head III and certain affiliates) constructively or beneficially, directly or indirectly, owns more than 9.9% of the voting power of the issued Common Shares, the voting rights with respect to such shares will be limited, in the aggregate, to voting power of 9.9%, pursuant to a formula specified in the Company's Bye-Laws. The presence, in person or by proxy, of the holders of a majority of the Common Shares outstanding (without regard to the limitation on voting referred to above) is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

        It is estimated that proxy materials will be mailed to shareholders of record on or about April 6, 1999 The mailing address for the return of proxies in the enclosed postage paid envelope is c/o Boston EquiServe, P.O. Box 9391, Boston, MA 02205-9969.

        At the Annual Meeting, shareholders of the Company will be asked to (i) elect two directors to serve on the Board until the completion of three-year terms, (ii) ratify the appointment of Deloitte & Touche, independent auditors, as the Company's auditors for the ensuing period ending with the 2000 Annual General Meeting of Shareholders and to refer the determination of the auditors' remuneration to the Board of Directors, and (iii) transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

        All matters referenced in this Proxy Statement upon which shareholders are called to vote will be decided by a plurality of votes cast.

        A copy of the Company's Annual Report for the fiscal year ended December 31, 1998, which is not a part of the proxy soliciting material, is being mailed to shareholders together with this Proxy Statement.

                           SOLICITATION AND REVOCATION

         PROXIES IN THE FORM ENCLOSED ARE SOLICITED BY, OR ON BEHALF OF, THE BOARD OF DIRECTORS OF THE COMPANY. THE PERSONS NAMED IN THE FORM OF PROXY HAVE BEEN DESIGNATED AS PROXIES BY THE BOARD OF DIRECTORS. Such persons designated as proxies are (i) the Chairman of the Board and (ii) the Managing Director and Chief Executive Officer of Company. A shareholder desiring to appoint some other person to represent him at the Annual Meeting may do so either by inserting such person's name in the blank space provided in the enclosed proxy card, or by completing another form of proxy and, in either case, delivering the completed proxy to the address indicated above before the time of the Annual Meeting. It is the responsibility of the shareholder appointing some other person to represent him to inform such person of this appointment.

        Common Shares represented at the Annual Meeting by a properly executed and unrevoked proxy will be voted in accordance with instructions made thereon, or if no instructions are noted, the proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting. If a shareholder appoints a person other than the persons named in the proxy to represent him, such person must vote the shares in respect of which he is appointed proxy holder in accordance with the directions of the shareholder appointing him. A submitted proxy is revocable by a shareholder at any time prior to it being voted provided that such shareholder gives written notice to the Company at or prior to the Annual Meeting that such shareholder intends to vote in person or by submitting a subsequently dated proxy. Attendance at the Annual Meeting by a shareholder who has given a proxy shall not in and of itself constitute a revocation of such proxy.

        Abstentions and "non-votes" will be counted as present in determining the existence of a quorum. (A "non-vote" occurs when a nominee (typically, a broker-dealer) holding shares for a beneficial owner attends a meeting with respect to such shares (in person or by proxy) but does not vote on one or more proposals because the nominee does not have discretionary voting power with respect thereto and has not received instructions from the beneficial owner.) The affirmative vote of a plurality of the shares present or represented by proxy and voting on the matters in question at the Annual Meeting will be required to elect the nominees for election as directors and for the ratification of Deloitte & Touche as independent auditors of the Company. Therefore, abstentions and "non-votes" will not have the effect of votes in opposition to the election of a director or "no" votes on the proposed ratification of the selection of the independent auditors of the Company.

        Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to the beneficial owners of the Common Shares held of record by such persons and entities.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

        The Board of Directors of the Company currently consists of seven members. At the Annual Meeting, two directors will be elected to serve until the 2002 Annual General Meeting of Shareholders and, in each case, to hold office until their successors are duly elected and qualified.

        The Company's Board of Directors is divided into three classes as follows: the first class, whose initial term expired at the 1998 Annual General Meeting of Shareholders, is comprised of John C Head III and Wolfgang M. Wand; the second class, whose term expires at the 1999 Annual General Meeting of Shareholders, is comprised of Kenneth P. Morse and William J. Poutsiaka; and the third class, whose term expires at the 2000 Annual General Meeting of Shareholders, is comprised of Steven H. Debrovner, David L. Newkirk and Edward
A. Tilly. Since Messrs. Debrovner and Morse were initially appointed by the Board of Directors in February 1998 to fill vacancies on the Board of Directors, the initial terms of Messrs. Debrovner and Morse expired at the 1998 Annual General Meeting in accordance with the Company's Bye-laws. At the 1998 Annual General Meeting of Shareholders, each of Messrs. Head and Wand was re-elected to a three-year term, Mr. Debrovner was elected to a two-year term and Mr. Morse was elected to a one-year term. Otherwise, following their initial terms, all classes of directors shall be elected to three-year terms.

        Each Proxy will be voted in accordance with the directions thereon or, if no directions are indicated, in favor of election of the director named below whose election has been proposed and recommended by the Board of Directors. The presence, in person or by proxy, of a majority of the outstanding Common Shares is required for a quorum for the election of directors at the Annual Meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained. Election of directors at the Annual Meeting will be decided by a plurality of votes cast. The individual nominees (each, a "Nominee" and collectively, the "Nominees") is listed below. Each Nominee has consented to be named in this Proxy Statement and has agreed to serve as a Board member if elected. If any Nominee shall, prior to the Annual Meeting, become unavailable for election as a director, the persons named in the accompanying Proxy will vote for such other nominee, if any, in their discretion as may be recommended by the Board of Directors, or the Board of Directors may reduce the number of directors to eliminate the vacancy.

        The respective ages, positions with the Company, business experience, directorships in other companies and Board committee memberships of the two Nominees for election and for the continuing directors are set forth below. Each of the Nominees is currently a director of the Company whose term expires on May 7, 1999. Upon election, Messrs. Poutsiaka and Morse will serve three-year terms expiring at the 2002 Annual General Meeting of Shareholders.


NAME                                                               AGE          POSITION
-------------------------------------------------------------     -----    ------------------

NOMINEE:
--------

William J. Poutsiaka (1)                                            46     Director

       William J. Poutsiaka has been President, Chief
       Executive Officer and a director of Arkwright Mutual
       Insurance Company in Waltham, Massachusetts since
       1994, and has served in other executive capacities for such company since 1989.

NAME                                                               AGE          POSITION
-------------------------------------------------------------     -----    ------------------

Kenneth P. Morse                                                    52     Director

       Kenneth P. Morse, has served as a director of the Company since February 1998. Mr. Morse has served as the Managing Director of the MIT Entrepreneurship
       Center and as Senior Lecturer at the MIT Sloan School of Management since 1996. Prior thereto, Mr. Morse was the Managing Director and member of the Board of Directors of AspenTech Europe S.A./N.V. from 1992 to
       1996. From 1980 to 1996, Mr. Morse was one of the founders of, and responsible for sales and marketing at, several high tech companies, including 3Com
       Corporation and Aspen Technology, Inc.

CONTINUING DIRECTORS:
---------------------

John C Head III (2)                                                 50     Chairman of the Board

       John C Head III has served as Chairman of the Board since the inception of the Company and is a member of the Compensation Committee. Mr. Head has been a Managing Member of Head & Company L.L.C., an investment banking firm specializing in the insurance industry, since 1987. Mr. Head is also a director of PartnerRe Ltd., Kiln Capital plc, FFTW, Inc. and other private companies.

Wolfgang M. Wand                                                    46     Managing Director and Chief
       Wolfgang M. Wand, has served as a director and                      Executive Officer
       Managing Director and Chief Executive Officer
       since the inception of the Company. In 1993,
       Mr. Wand co-founded and became Managing Director of
       European Specialty Group Holding AG ("ESG Germany"),
       through which the Company operated its reinsurance
       management businesses prior to its initial public
       offering in December 1997. Following the
       reunification of Germany, Mr. Wand served, on behalf
       of the German government's privatization agency, the
       Treuhandanstalt, in connection with the privatization
       and restructuring of the East German economy, as
       Chairman of the Board of Directors for certain
       segments of the German shoe manufacturing industry
       from 1991 to 1992. Mr. Wand serves as a member of the
       German delegation of the International Chamber of
       Commerce and is a representative on the Chamber's
       Committee for insurance affairs in Eastern Europe.

NAME                                                               AGE          POSITION
-------------------------------------------------------------     -----    ------------------

Steven H. Debrovner                                                 61     Chief Underwriting and
       Steven H. Debrovner has served as a director                        Marketing Officer
       of the Company since February 1998. He served
       as the Chief Operating Officer from the
       inception of the Company until November 1998 and is
       currently serving as the Chief Underwriting and
       Marketing Officer. Mr. Debrovner co-founded ESG
       Germany with Mr. Wand in 1993. Prior thereto, Mr.
       Debrovner served as the head of marketing for all
       non-life business at CIGNA Worldwide headquarters in
       Philadelphia from 1987 to 1993. In 1974, Mr.
       Debrovner created the European accident and health
       activities for AFIA and, subsequently, CIGNA. Mr.
       Debrovner began his insurance underwriting experience
       with American International Group, Inc. in 1967.

David L. Newkirk (1)(2)                                             46     Director

       David L. Newkirk has been Vice President of
       Booz-Allen & Hamilton International, Inc. and various of its wholly-owned subsidiaries since 1991.

Edward A. Tilly (1)(2)                                              55     Director

       Edward A. Tilly is the former Chairman and Chief
       Executive of the Consolidated Financial Insurance group of companies, which are subsidiaries of General
       Electric Company where he served since 1994. Between
       1989 and 1994, Mr. Tilly was Chairman and Chief
       Executive of Financial Insurance Group.

-------------------
(1)  Member of the Company's Audit Committee.
(2)  Member of the Company's Compensation Committee.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
                        OF THE TWO DIRECTORS NAMED ABOVE.

                          THE BOARD AND ITS COMMITTEES

       The Board of Directors has established an Audit Committee and a Compensation Committee, each of which reports to the Board of Directors. The Audit Committee consists of Messrs. Newkirk, Poutsiaka and Tilly. The Compensation Committee consists of Messrs. Head, Tilly and Newkirk. The Board of Directors is responsible for, among other things, the nomination of additional directors.

        The Audit Committee oversees the financial reporting process and the internal control structure of the Company and establishes standards for review of the Company's compliance with applicable accounting and regulatory requirements. The Audit Committee meets with management and with the Company's independent auditors to review matters relating to the quality of financial reporting and internal accounting control, including the nature, extent and results of their audits, and otherwise maintains communications between the Company's independent auditors and the Board of Directors.

        The Securities and Exchange Commission requested, and the New York Stock Exchange and the National Association of Securities Dealers agreed to sponsor, the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees. The Blue Ribbon Committee's objective was to recommend ways to strengthen the role of audit committees in overseeing the corporate financial reporting process. The committee held a public hearing in December 1998 and issued its report in February 1999. The Audit Committee has reviewed the recommendations of the Blue Ribbon Committee and intends to comply with the report of the Blue Ribbon Committee.

        The Compensation Committee oversees all compensation matters for executive officers and the Board of Directors and reviews the performance of executive officers of the Company. The Compensation Committee is also responsible for all forms of noncurrent monetary compensation, including the administration of the Non- Management Directors' Compensation and Option Plan and the Company's 1997 Stock Option Plan.

        To date in 1999, the Board of Directors has met once, on February 25, 1999. In 1998, the Board of Directors met on February 5, 1998, February 27, 1998, March 9, 1998, May 4, 1998, August 6, 1998, November 10, 1998 and December 21, 1998.


             INFORMATION REGARDING THE SECURITY OWNERSHIP OF CERTAIN
                   BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS

        The table below sets forth the beneficial ownership of Common Shares, Class A Warrants, vested Class B Warrants and vested options by all persons who beneficially own 5% or more of the Common Shares and by all directors and executive officers of the Company as of March 22, 1999.

                                                                AMOUNT AND NATURE OF               PERCENT
                NAME OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP(1)            OF CLASS
------------------------------------------------------        -------------------------          ----------

John C Head III.....................................              3,497,506(2)(4)(5)                 21.9%

Madie Ivy
        1330 Avenue of the Americas
        New York, New York  10019...................              3,497,457(3)(4)(5)                 21.9%

HMI Partners L.P.
        1330 Avenue of the Americas
        New York, New York 10019....................              1,815,672(4)                       11.4%

Heracles-B L.P.
        1330 Avenue of the Americas
        New York, New York 10019....................              1,815,672(4)                       11.4%

ESG Partners (Bermuda) L.P.
        1330 Avenue of the Americas
        New York, New York 10019....................                896,143(5)                        5.6%

Heracles ESG L.L.C.
        1330 Avenue of the Americas
        New York, New York 10019....................                886,793(5)                        5.6%

                                                                AMOUNT AND NATURE OF               PERCENT
                NAME OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP(1)            OF CLASS
------------------------------------------------------        -------------------------          ----------

Vontobel USA Inc.
        450 Park Avenue
        New York, New York 10022....................                822,000(6)                        5.2%

The Goldman Sachs Group, L.P., et al.
        85 Broad Street
        New York, New York 10004....................                699,200(7)                        4.4%

Wolfgang M. Wand....................................                414,690(8)                        2.6%

Steven H. Debrovner.................................                257,725(9)                        1.6%

Joan H. Dillard.....................................                 37,625(10)                       *

David L. Newkirk....................................                 37,000(11)                       *

William J. Poutsiaka................................                 35,000(12)                       *

Edward A. Tilly.....................................                 35,000(12)                       *

Kenneth P. Morse....................................                 35,000(12)                       *

Renate M. Nellich...................................                  9,750(13)                       *

Gerhard Jurk........................................                  7,250(14)                       *

All directors and executive officers (10 persons)...              4,366,546(1)                       27.4%

------------------------
*     Denotes beneficial ownership of less than 1%.

(1) Assumes the exercise of Class A Warrants and vested Class B Warrants, but not unvested Class B Warrants (which are subject to certain performance criteria).

(2) Includes (a) 8,685 Common Shares and Class A Warrants to purchase 885 Common Shares held by Mr. Head, (b) 21,196 Common Shares, Class A Warrants to purchase 1,416 Common Shares, and Options to purchase 66,428 Common Shares, held by certain trusts for the benefit of the minor children of Mr. Head and Ms. Ivy, (c)143,995 Common Shares and Class A Warrants to purchase 16,277 Common Shares held by certain pension plan trusts of Head Company and other entities which are affiliates of HMI Partners L.P. and
      (d) 465,241 Common Shares and Class A Warrants to purchase 61,568 Common Shares held by an affiliate of ESG Partners L.P. Mr. Head is married to Ms. Ivy.

(3) Includes (a) 8,636 Common Shares and Class A Warrants to purchase 885 Common Shares held by Ms. Ivy, (b) 3,000 Common Shares held by certain trusts for the benefit of the minor children of Mr. Head and Ms. Ivy, (c) 143,995 Common Shares and Class A Warrants to purchase 16,277 Common Shares held by certain pension plan trusts of Head Company and other entities which are affiliates of HMI Partners L.P. and (d) 465,241 Common Shares and Class A Warrants to purchase 61,568 Common Shares held by an affiliate of ESG Partners L.P.

(4) Includes 455,457 Common Shares, Class A Warrants to purchase 1,083,975 Common Shares and Class B Warrants to purchase 276,240 Common Shares held by HMI Partners L.P., the General Partner of which is Heracles-B L.P., of which Mr. Head and Ms. Ivy are the General Partners.

(5) Includes 792,505 Common Shares and Class A Warrants to purchase 103,638 Common Shares held by ESG Partners (Bermuda) L.P., the General Partner of which is Heracles ESG L.L.C., of which Mr. Head and Ms. Ivy are the Managing Members.

(6) The source of the information is the Schedule 13D dated February 19, 1999 filed by Vontobel USA Inc. with the Securities and Exchange Commission (the "Commission").

(7) The Common Shares are owned by the following entities: Goldman, Sachs & Co. (with shared voting and shared dispositive power over 699,200 Common Shares) and The Goldman Sachs Group, L.P. (with shared voting and shared dispositive power over 699,200 Common Shares). The source of the information in this footnote is the Schedule 13D dated February 14, 1999 filed by Goldman, Sachs & Co. and The Goldman Sachs Group, L.P. with the Commission.

(8) Includes 370,315 Common Shares, 144,405 of which are owned by Mr. Wand's wife. Mr. Wand disclaims beneficial ownership of all such shares held by his wife. Mr. Wand holds options to purchase 177,500 Common Shares, 44,375 of which are currently exercisable. See "Summary Compensation Table."

(9) Includes 229,600 Common Shares. Mr. Debrovner holds options to purchase 112,500 Common Shares, 28,125 of which are currently exercisable.  See "Summary Compensation Table."

(10) Includes 22,000 Common Shares. Ms. Dillard holds options to purchase 62,500 Common Shares, 15,625 of which are currently exercisable. See "Summary Compensation Table."

(11) Includes 2,000 Common Shares owned by Mr. Newkirk's wife. Mr. Newkirk disclaims beneficial ownership of all such shares held by his wife. Mr. Newkirk holds options to purchase 35,000 Common Shares. See "Executive Compensation."

(12)  Represents options to purchase Common Shares. See "Executive
      Compensation."

(13) Includes 1,000 Common Shares owned by Ms. Nellich's husband. Ms. Nellich disclaims beneficial ownership of all such shares held by her husband. Ms. Nellich holds options to purchase 35,000 Common Shares, 8,750 of which are currently exercisable. See "Summary Compensation Table."

(14) Includes 1,000 Common Shares. Mr. Jurk holds options to purchase 25,000 Common Shares, 6,250 of which are currently exercisable. See "Summary Compensation Table."


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


      Investment Advisory Agreement

      The Company is party to an investment advisory agreement (the "Investment Advisory Agreement") with Head Asset Management L.L.C. ("Head Asset Management"), an affiliate of Head Company, to supervise and direct the investment of the Company's asset portfolio in accordance with, and subject to, the investment objectives and guidelines established by the Company. Pursuant to the terms of the Investment Advisory Agreement, the Company pays Head Asset Management a fee, payable quarterly in arrears, equal to 0.25% per annum of the first $200 million of assets under its management declining to 0.15% per annum of the assets under its management, in excess of $200 million. The Investment Advisory Agreement may be terminated upon 90 days written notice by Head Asset Management or by the Company upon five days written notice or upon shorter notice upon mutual written agreement by the parties. The Company expensed $549,000 and $45,549 under this agreement for the years ended December 31, 1998 and 1997, respectively.

      Financial Services Agreement

      The Company was party to a financial services agreement (the "Agreement") with Head Company in connection with the analysis and implementation of operating plans, capital plans, and strategic alternatives. Pursuant to the terms of the Agreement, Head Company is paid a monthly fee of $50,000 and is reimbursed for reasonable out-of-pocket expenses. Under this Agreement the Company incurred fees and direct expenses of $377,629 in 1998. The Agreement was terminated effective as of June 1, 1998.

      Transactions between Mr. Wand and Shareholder

      During 1996, Mr. Wand received payments from ESG GmbH in consideration of a loan made by Mr. Wand to a shareholder of European Specialty Group Holding AG ("ESG Germany") to enable such shareholder to purchase shares of ESG Germany. In order to repay Mr. Wand, amounts payable to the debtor by ESG GmbH in respect of reinsurance brokerage services provided by the debtor were paid directly to Mr. Wand. For 1996, ESG GmbH paid Mr. Wand $32,870 in respect of this loan. Such loan was repaid in full by the debtor prior to December 12, 1997.

      Indemnification for Contingent Liabilities

      Certain of the former shareholders of ESG Germany who participated in the formation have agreed to indemnify ESG Germany for certain contingent liabilities applicable to activity prior to 1997. Management believes that the likelihood of incurring a loss related to any of those contingent liabilities is remote.

      Consulting Fee

      For advisory services rendered by Mr. Morse from March 1, 1998 through August 31, 1998, Mr. Morse was paid a fee of $60,000.

      Purchases of Securities in the Company

      William J. Poutsiaka, a director of the Company, is President and Chief Executive Officer of Arkwright Mutual Insurance Company, which purchased securities in the Company in a private placement of such securities in December 1997. In addition, affiliates of Head Company made capital investments in such private placement.

                             EXECUTIVE COMPENSATION

      The Company's executive compensation policies are formulated by the Compensation Committee of the Board of Directors. The Company maintains a philosophy that compensation of its executive officers should be competitive with similarly situated executives of its competitors and peer companies. In addition, compensation is linked to each executive officer's performance as well as the overall operating performance of the Company.

      Each of Messrs. Wand, Debrovner, Jurk, Ms. Dillard and Ms. Nellich has an employment agreement with the Company, as described below. The base salary component of each executive's compensation is, pursuant to the terms of the employment agreement, subject to annual review by the Compensation Committee. The Compensation Committee may also make discretionary increases in the base salary based on the executive's contribution to the Company. In addition, under the terms of each employment agreement the Compensation Committee may award bonuses to the executive for the prior year.

      Executive officers may also receive grants of stock options annually under the Company's 1997 Stock Option Plan (the "Stock Option Plan"). Options are granted at a price equal to the fair market value of the Company's Common Shares on the date of the grant. The Board of Directors believes that grants of stock options are an effective means of aligning an executive's compensation with the interests of shareholders, since the value of such options are tied directly to increases in the market value of the Company's Common Shares. The Compensation Committee has sole discretionary authority to interpret the Stock Option Plan and to determine the type of awards to grant, when, if and to whom awards are granted, the number of Common Shares covered by each award and the terms and conditions of the award.

      The Compensation Committee is comprised of the following Board members:

             John C Head III
             Edward A. Tilly
             David L. Newkirk

      The tables which follow summarize compensation paid by the Company and its subsidiaries and certain information regarding options granted to the Company's principal executive officers for the years ended December 31, 1998 and 1997.

                         SUMMARY COMPENSATION TABLE (1)


                                                             ANNUAL COMPENSATION                AWARDS
                                               --------------------------------------------    -------

                                                                                                NUMBER
                                                                              OTHER ANNUAL        OF
NAME AND PRINCIPAL POSITION            YEAR     SALARY(2)       BONUS        COMPENSATION(3)   OPTIONS
----------------------------------    ------   ----------    ----------      ---------------   -------

Wolfgang M. Wand,                      1998     $300,000     $235,000(4)        $   --          37,500
Managing Director and Chief            1997     $254,964                        $34,495 (6)    140,000
Executive Officer                                            $ 28,746(5)

Steven H. Debrovner,                   1998     $300,000     $175,000(4)        $14,004         22,500
Chief Underwriting and Marketing       1997     $270,417                        $19,446         90,000
Officer                                                      $ 28,746(5)

Joan H. Dillard                        1998     $203,789     $125,000(4)        $15,733         62,500
Chief Financial Officer

Renate M. Nellich,                     1998     $250,000     $100,000(4)        $11,749         10,000
Chief Executive Officer of ES          1997     $ 83,333                        $ 3,859         25,000
North America                                                $  8,997(5)

Gerhard Jurk,                          1998     $200,000     $ 25,000(4)        $ 9,968            --
Audit and Compliance Officer           1997     $134,523                        $12,376         25,000
                                                             $ 14,373(5)

----------------------------------

(1) Amounts paid in currencies other than U.S. dollars have been translated into U.S. dollars at the average translation rate for the year.

(2) Throughout 1997, each of Messrs. Wand, Debrovner and Jurk were employed by the Company in its function as a reinsurance management company. Throughout 1998, each of Messrs. Wand, Debrovner and Jurk were employed by the Company in its function as a reinsurer. Ms. Nellich has been employed since September 1997. Ms. Dillard has been employed since March 1998.

(3) During 1998, Mr. Debrovner received $14,004 for life and health insurance; Mr. Jurk received $3,024 for life and health insurance, and a vehicle allowance of $6,944; Ms. Nellich received $3,162 for life and health insurance, and a vehicle allowance of $8,587; Ms. Dillard received $15,733 for health insurance.

(4) The bonuses for 1998 were not paid to the principal executive officers until the first quarter of 1999.

(5) The bonuses for 1997 were not paid to the principal executive officers until the first quarter of 1998.

(6) In 1997, Mr. Wand received $34,495 from European Specialty Group GmbH, a subsidiary of the Company, in connection with services provided as designated legal representative of Les Mutuelles du Mans in Germany. No such amounts will be paid in the future.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                    POTENTIAL REALIZABLE VALUE AT
                                                                                                       ASSUMED ANNUAL RATES OF
                                                PERCENT OF                                          SHARE PRICE APPRECIATION FOR
                                              TOTAL OPTIONS                                                OPTION TERM
                                  NUMBER OF     GRANTED TO    EXERCISE PRICE                        -----------------------------
                                   OPTIONS     EMPLOYEES IN     PER COMMON      EXPIRATION
NAME AND PRINCIPAL POSITION        GRANTED     FISCAL YEAR        SHARE            DATE                 5%                10%
---------------------------       ---------   -------------   --------------    -----------         -----------       -----------


Wolfgang M. Wand                  37,500 (1)       10.6%          $25.50         May 4, 2008         $601,380       $ 1,524,016

Steven H. Debrovner               22,500 (1)        6.3%          $25.50         May 4, 2008         $360,828       $   914,410

Joan H. Dillard                   17,500 (1)        4.9%          $25.50         May 4, 2008         $280,644       $   711,208
                                  45,000 (2)       12.6%          $26.00        April 8, 2008        $735,807       $ 1,864,679

Renate M. Nellich                 10,000 (1)        2.8%          $25.50         May 4, 2008         $160,368       $   406,404

Gerhard Jurk                         --              --%             --               --                  --                --

(1) All options granted in 1998 under the Company's 1997 Stock Option Plan were at $25.50 per share. For each of the individuals listed above, 25% of such options vested on May 4, 1998, and 25% vests on May 4, 2000, 2001 and 2002, respectively.

(2) The 45,000 options granted to Ms. Dillard on April 8, 1998 under the Company's 1997 Stock Option Plan were at $26.00 per share. On April 8 1998, 25% of Ms. Dillard's options vested and 25% vests on April 8, 2000, 2001 and 2002, respectively.


                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                                     NUMBER OF         VALUE OF UNEXERCISED
                                                                UNEXERCISED OPTIONS    OPTIONS IN-THE-MONEY
                                                                 AT FISCAL YEAR END     AT FISCAL YEAR END
                        SHARES ACQUIRED                             EXERCISABLE/           EXERCISABLE/
     NAME                 ON EXERCISE        VALUE REALIZED        UNEXERCISABLE         UNEXERCISABLE(1)
-----------------------------------------------------------------------------------------------------------

Wolfgang M. Wand              --                   --             44,375/133,125          $8,750/$26,250

Steven H. Debrovner           --                   --              28,125/84,375          $5,625/$16,875

Joan H. Dillard               --                   --              15,625/46,875              $0/$0

Renate M. Nellich             --                   --              8,750/26,250           $1,562/$4,687

Gerhard Jurk                  --                   --              6,250/18,750           $1,562/$4,687



-----------------------------
(1) Calculated based upon a price of $20.25 per share of the Company's Common Shares at December 31, 1998.


                            COMPENSATION OF DIRECTORS

     Directors who are full-time employees of ESG or its subsidiaries will not be paid any fees or additional compensation for services as members of the Board of Directors or any committee thereof. Directors who are not full-time employees of ESG or its subsidiaries ("Non-Management Directors") are eligible to participate in the ESG Re Limited Non-Management Directors' Compensation and Option Plan (the "Directors Plan"). A total of 1,000,000 Common Shares may be issued under the Directors Plan, which limit will be proportionately adjusted in the event of certain changes in the Company's capitalization, a merger or a similar transaction. For their services, Non-Management Directors receive fees annually which are paid in cash, and Common Shares, unless the Non-Management Director otherwise elects to receive all or a portion of such fees in options or to defer all or a portion of such fees pursuant to the terms of the Directors Plan as described below. For services rendered from the closing date of the Company's initial public offering on December 12, 1997 (the "Closing Date") until May 4, 1998, Non-Management Directors received fees of $35,000. In addition to the amounts paid to the Non-Management Directors, the Chairman received $55,000 for services rendered from the Closing Date until May 4, 1998. For services rendered from May 5, 1998 to May 7, 1999, each of the Non-Management Directors received fees of $35,000. In addition to the amounts paid to the Non-Management Directors, the Chairman received $55,000 for services rendered from May 5, 1998 to May 7, 1999. For the period from May 5, 1998 to May 7, 1999, each of the Non-Management Directors received (i) options exercisable for 5,000 shares in payment of their annual award and (ii) options exercisable for 10,000 Common Shares in lieu of cash payment for their services.

     If a Non-Management Director elects to receive options in lieu of such stock and cash payment, such Director will receive options for Common Shares with a value, as determined by the Board, equal to two times the amount of fees that would otherwise be payable. The Non-Management Directors may alternatively elect to receive deferred compensation ("Deferred Compensation") indexed to the greater of (i) total return on the Common Shares and (ii) the one-year U.S. treasury bill rate. Deferred Compensation will be paid in cash, in accordance with the terms of the Directors Plan. Directors' shares granted under the Directors Plan will be subject to restrictions on transfer for six months after receipt. All Directors are reimbursed for travel and other related expenses incurred in attending meetings of the Board of Directors or committees thereof. Options granted on the Closing Date were granted at the initial public offering price and all other options will be granted at the then market price per share. Non-Management Directors will also receive automatic annual awards of options to purchase 5,000 Common Shares (or such other amount as the Board may determine) at an exercise price per share equal to the then market price per share (or, in each case, a lesser amount prorated to the extent the participating director did not serve on the Board of Directors for the entire year preceding the relevant Annual General Meeting of Shareholders), on each successive Annual General Meeting of Shareholders. The Board also has discretionary authority to (i) award additional options to the Chairman of the Board, and the Committee Chairmen and members of the Board of Directors or the Supervisory Board of any of the subsidiaries of ESG and (ii) grant options to permit a Non-Management Director to reacquire any Common Shares the Non- Management Director delivered as payment of the exercise price or to satisfy any withholding obligation in connection will the exercise of an option. All options are vested and exercisable at the time of grant. Common Shares issued on exercise of options issued pursuant to the Directors Plan may be either authorized but unissued shares or treasury shares. Options granted under the Directors Plan are non-transferable, except in limited circumstances in the Board's discretion as set forth in the Directors Plan.

     The Directors Plan may be amended or terminated by the Board of Directors at any time, in whole or in part. However, any amendment for which shareholder approval is required by law will not be effective until such approval has been attained. Unless earlier terminated, the Directors Plan will expire when all options are issued, and no further options may be granted thereunder.

                             EMPLOYMENT ARRANGEMENTS

      The Company and European Specialty Group (United Kingdom) Limited ("ESG UK"), a subsidiary of the Company, entered into an Employment Agreement with Mr. Wand to serve as Managing Director and Chief Executive Officer of the Company, Chairman of ES Ireland and ESG Germany and Chief Executive Officer of ESG UK, effective as of December 1, 1997. Mr. Wand's compensation under the employment agreement includes an annual base salary of $300,000, which is subject to review annually for increase at the discretion of the Compensation Committee and pension, welfare and fringe benefits. Mr. Wand is entitled to receive reimbursement of expenses incurred in connection with promotion of the business of the Company or any of its subsidiaries, including expenses for travel and other expenses while away from home, on business or in the service of the Company or any of its subsidiaries. The term of the Employment Agreement is three years, subject to automatic renewal for successive one-year periods unless the Company, ESG UK or Mr. Wand provides written notice at least 12 months prior to the then scheduled expiration date. In the event of termination of Mr. Wand's employment by the Company or ESG UK without Cause (as defined in the Employment Agreement) or by Mr. Wand for Good Reason (as defined in the Employment Agreement), Mr. Wand will receive his then current base salary for the remaining term of the agreement, but in no event less than 12 months base salary. In the event that Mr. Wand's employment is terminated by the Company or ESG UK without Cause or by Mr. Wand for Good Reason within one year of a Change in Control (as defined in the Employment Agreement), in addition to the compensation otherwise payable to Mr. Wand upon his termination of employment as set forth above, Mr. Wand will be entitled to a lump sum payment in an amount which, when added to the present value of all other benefits or payments which would constitute "Parachute Payments" (as defined in Section 280G of the Code), equals 2.99 times Mr. Wand's "Base Amount" (as defined in Section 280G). In the event that any excise taxes are assessed under Section 4999 of the Code, the Company will reimburse Mr. Wand for such taxes. Mr. Wand will retain any other rights and benefits as determined in accordance with the applicable terms of the benefit programs maintained by the Company, ESG UK or any of its affiliates in which Mr. Wand participates. In the event the Employment Agreement expires by reason of the Company's election not to renew the term, or death or disability, Mr. Wand will receive his base salary through the date of termination. In the event of the termination of Mr. Wand's employment for Cause, or by Mr. Wand without Good Reason, Mr. Wand will be entitled to his base salary through the date of termination. The Employment Agreement prohibits Mr. Wand from using or disclosing confidential information about the Company and its affiliates and their operations at any time and from engaging in any competitive reinsurance or insurance business or soliciting any employee of the Company or its affiliates for a period of 18 months after the termination of employment (other than a termination within one year of a Change in Control).

      The Company has entered into an employment agreement with Mr. Debrovner to serve as the Chief Operating Officer, effective as of December 1, 1997. Effective as of November 1, 1998, Mr. Debrovner's title was amended to "Chief Underwriting and Marketing Officer" in order to reflect his Global Underwriting and Marketing responsibilities. ESG Germany has entered into an employment agreement with Mr. Jurk to serve as Chief Financial Officer of the Company, effective as of December 1, 1997. ES North America has entered into an Employment Agreement with Ms. Nellich to serve as Chief Executive Officer of ES North America, effective as of December 1, 1997. Effective as of March 31, 1998, Mr. Jurk resigned as Chief Financial Officer and was subsequently appointed as the Audit and Compliance Officer. Mr. Jurk is party to a standard employment agreement with European Specialty Ruckversicherung AG, a subsidiary of the Company. The Company has entered into an employment agreement with Ms. Dillard to serve as the Chief Financial Officer of the Company, effective as of March 23, 1998. The employment agreements (the "Executive Agreements") of Mr. Debrovner, Ms. Nellich and Mr. Jurk will continue, unless terminated upon one year's notice, until September 1, 2000 and Ms. Dillard's employment agreement will continue, unless terminated upon one year's notice, until March 23, 2001. Under the Executive Agreements, Mr. Debrovner, Ms. Nellich, Ms. Dillard and Mr. Jurk receive annual base salaries of $300,000, $250,000, $250,000 and $200,000, respectively. Other benefits granted to Mr. Debrovner, Ms. Nellich, Ms. Dillard and Mr. Jurk are similar to those granted to Mr. Wand. The Executive Agreements prohibit the executives from using or disclosing confidential information about the Company and its affiliates and their operations and, in the case of Mr. Debrovner, Ms. Nellich and Ms. Dillard, from engaging in any competitive reinsurance or insurance business for a period of one year after the term of employment.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Company's Compensation Committee are John C Head III, David L. Newkirk and Edward A. Tilly, none of whom is an executive officer or employee of the Company or any of its subsidiaries.

     The Company is party to an Investment Advisory Agreement with Head Asset Management, an affiliate of Head Company. See "Certain Relationships and Related Transactions."

                                PERFORMANCE GRAPH

     The graph set forth below compares the cumulative shareholder return on the Company's Common Shares to such return on the Standard & Poor's Insurance Stock Price Index and the Wilshire 5000 Stock Price Index for the period commencing January 1, 1998, and ending on December 31, 1998 assuming $100 was invested on January 1, 1998 (the "Investment Date"). Each measurement point on the graph below represents the cumulative shareholder return from the Investment Date to the measurement point date, as measured by the last sale price on such date. As depicted in the graph below, as of December 31, 1998, the cumulative total shareholder return on the Company's Common Shares was (12.5)%, and the cumulative total return on the Standard & Poor's Insurance Stock Price Index and the Wilshire 5000 Stock Price Index was 3.3% and 21.7%, respectively.

[GRAPHIC OMITTED]



                                   PROPOSAL 2

              RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors proposes and recommends that the shareholders ratify the selection of the firm of Deloitte & Touche to serve as independent auditors of the Company until the close of the 2000 Annual General Meeting of Shareholders. Deloitte & Touche has served as the Company's independent auditors from the Company's inception in August 1997 to the present. Unless otherwise directed by the shareholders, proxies will be voted in favor of approval of the selection of Deloitte & Touche to audit the Company's consolidated financial statements for the fiscal year ended December 31, 1999. A representative of Deloitte & Touche will attend the Annual Meeting and will have an opportunity to make a statement, if such representative desires, and to respond to appropriate questions. Shareholders at the Annual Meeting will also be asked to vote to refer the determination of the auditors' remuneration to the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1999
       AND THE REFERRAL TO THE BOARD OF DIRECTORS OF THE DETERMINATION OF
                           THE AUDITORS' REMUNERATION.


                                  MISCELLANEOUS

     The Company will bear all of the costs of the solicitation of proxies for use at the Annual Meeting. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of Common Shares of the Company. The costs of soliciting proxies will be borne by the Company. It is estimated that these costs will be nominal.

      Shareholders who do not expect to attend in person are urged to sign, date and return the enclosed proxy card in the envelope provided. In order to avoid unnecessary expense, we ask your cooperation in mailing your proxy card promptly, no matter how large or how small your holdings may be.

      At the date of this Proxy Statement, management has no knowledge of any business, other than that described herein, which will be presented for consideration at the Annual Meeting. In the event any other business is properly presented at the Annual Meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such business.

      Proposals shareholders wish to include in the Company's proxy statement for the next Annual General Meeting of Shareholders must be sent to and received by the Company no later than December 31, 1999 at 16 Church Street, Hamilton, HM11, Bermuda.

                                            By order of the Board of Directors



                                            Margaret L. Webster
                                            Corporate Secretary

Hamilton, Bermuda
April 6, 1999

/X/      PLEASE MARK VOTES
         AS IN THIS EXAMPLE



           ESG RE LIMITED



Mark box at right if an address change has       / /



been noted on the reverse side of this card.

RECORD DATE SHARES:











Please be sure to sign and date this Proxy.







1.   Election of Directors       For All Nominees    Withhold    For One Nominee
      William J. Poutsiaka
      Kenneth P.  Morse


                                       / /              / /            / /

NOTE: If you do not wish your shares voted "FOR" a particular nominee, mark the "For One Nominee" and strike a line through the name of the other nominee for whom you do not wish to vote "FOR". Your shares will be voted for the remaining nominee.


2. Ratification of the appointment of Deloitte & Touche as independent auditors for the Company for the fiscal year ended 1999 and referral of the determination of auditors' remuneration to the Board of Directors.

     FOR           AGAINST             ABSTAIN

     / /             / /                 / /

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or at any adjournment(s) thereof.

Date

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.



                                 ESG RE LIMITED


___________________________            __________________________
Shareholder sign here                  Co-owner to sign here

                                 ESG RE LIMITED

IMPORTANT: PLEASE ACT PROMPTLY. VOTE, DATE, SIGN AND MAIL YOUR PROXY CARD TODAY.


Dear Shareholder,

         Please take note of the important information enclosed with this proxy card. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

         No matter how many shares you own, your vote is important. Voting can also help your Company save money. To hold a meeting, a quorum must be represented. Voting can save your Company the expense of another solicitation for proxies required to achieve a quorum.

         Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

         Your vote must be received prior to the Annual General Meeting of Shareholders, May 7, 1999.

         Thank you in advance for your prompt consideration of these matters.


                                   Sincerely,


                                   ESG Re Limited

                                 ESG RE LIMITED

              Annual General Meeting of Shareholders - May 7, 1999
               Proxy Solicited on Behalf of the Board of Directors

The undersigned shareholder of ESG Re Limited (the "Company") hereby appoints John C Head III and Wolfgang M. Wand, and each of them, proxies of the undersigned, with full power of substitution to each, to vote as indicated herein, all of the shares of the Company standing in the name of the undersigned at the close of business on Monday, March 22, 1999, at the 1999 Annual Meeting of Shareholders of ESG Re Limited to be held at Waterloo House, 100 Pitts Bay Road, Pembroke, HM08 Bermuda, Friday, May 7, 1999, at 11:00 a.m., and at any adjournment or adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals as more fully described in the Proxy Statement for the meeting.

THIS PROXY IS SOLICITED BY, OR ON BEHALF OF, THE COMPANY'S BOARD OF DIRECTORS AND WILL BE VOTED "FOR" PROPOSALS 1 AND 2 UNLESS OTHERWISE INDICATED.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint Owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________